EXHIBIT 99.B11
                                 EXHIBIT (J)(1)

                OPINION AND CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 29, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Prospectuses and Statements of Additional Information.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 20, 1999